Exhibit 99.1

AMC ENTERTAINMENT INC.
CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE THIRTEEN WEEKS ENDED JUNE 30, 2005

(Dollars in thousands)	Pro Forma Thirteen Weeks Ended June 30, 2005
(UNAUDITED)
Admissions	$406,778
Concessions	168,172
Other	34,777
Total revenues	609,727

Cost of operations	395,651
Rent	106,895
General and administrative:
M&A Costs	3,821
Management Fee	1,250
Other	21,162
Preopening expense	109
Theatre and other closure expense	634
Restructuring charge	3,089
Depreciation and amortization	70,213
Disposition of assets and other gains	(468)
Total costs and expenses	602,356

Other income	(1,116)
Interest expense	48,856
Investment expense	1,995
Total other expense	49,735

Loss from continuing operations before income taxes	(42,364)
Income tax provision	2,500
Loss from continuing operations	(44,864)
Loss from discontinued operations, net of income taxes	(19,324)
Net loss	$(64,188)
Operating Data (at period end):
Average screens - continuing operations	5,126
Number of screens operated	5,833
Number of theatres operated	439
Screens per theatre	13.3
Attendance (in thousands) - continuing operations	61,777